Exhibit 2.30
                                 AMENDMENT NO. 1

                           DATED AS OF MARCH 31, 2004

                                       TO

                           THIRD AMENDED AND RESTATED
                     TRANSFER AND ADMINISTRATION AGREEMENT

                          DATED AS OF OCTOBER 23, 2003

     THIS AMENDMENT NO. 1 (this "Amendment") dated as of March 31, 2004 is entered into by and among (i) NMC FUNDING CORPORATION, a Delaware corporation (the "Transferor"), (ii) NATIONAL MEDICAL CARE, INC., a Delaware corporation, as collection agent (the "Collection Agent"), (iii) the "Conduit Investors," "Bank Investors" and "Administrative Agents" identified on the signature pages hereto and (iv) WESTLB AG, NEW YORK BRANCH, as agent (the "Agent").

                             PRELIMINARY STATEMENTS

     A. The Transferor, the Collection Agent, the Conduit Investors, the Bank Investors and the Agent are parties to that certain Third Amended and Restated Transfer and Administration Agreement dated as of October 23, 2003 (as amended or otherwise modified prior to the date hereof, the "TAA"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the TAA.

     B. The parties hereto have agreed to amend the TAA on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Amendments to TAA. Effective as of the Effective Date (as defined below), the TAA is amended as follows:

     1.1  The TAA is amended to add the following new Section 2.16:

          "SECTION 2.16. Optional Repurchase of Transferred Interest. The Transferor may at any time at its option elect to repurchase the Transferred Interest on not less than sixty (60) days' prior written notice to each Administrative Agent (a "Repurchase Notice") specifying the date on which such repurchase shall occur (the "Repurchase Date") and that such Repurchase Date shall be the Termination Date hereunder. By no later than 11:00 a.m. (New York time) on the Repurchase Date, the Transferor shall pay to each Administrative Agent, for the account of the members of its Related Group, an amount (the "Repurchase Price") equal to the sum of (i) the portion of the Net Investment funded by the Investors in such Related Group, (ii) all Discount accrued and to accrue thereon through the last day of the applicable Tranche Period(s) to which such Net Investment has been allocated and (iii) all other Aggregate Unpaids owing to the members of such Related Group or any related Indemnified Party under the Transaction Documents accrued through the date of such payment. The Repurchase Price payable with respect to any Related Group shall be calculated by the related Administrative Agent and notified to the Transferor, which calculation shall be conclusive and binding absent manifest error. By delivering a Repurchase Notice the Transferor shall be deemed to have designated the Repurchase Date as the "Termination Date" as contemplated by clause (i) of the definition of such term."

     1.2 Section 5.1(j) of the TAA is amended in its entirety to read as follows:

          "(j) Sale Treatment. The Transferor will not, and will not permit any Originating Entity to, account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement, the Transferring Affiliate Letter or the BMA

Transfer Agreement in any manner other than as a sale of Receivables by the applicable Originating Entity to the Seller or Transferor, as applicable. In addition, the Transferor shall, and shall cause each Originating Entity to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby, by the Receivables Purchase Agreement, by the Transferring Affiliate Letter and by the BMA Transfer Agreement, and the interest of the Transferor (in the case of the Seller's financial statements), and the Agent, on behalf of the Investors, in the Affected Assets."

     SECTION 2. Conditions Precedent. This Amendment shall become effective and be deemed effective as of January 1, 2004 (the "Effective Date") subject to the satisfaction of the following conditions:

     (a) the Agent shall have received counterparts of this Amendment duly executed by the Transferor, the Collection Agent, the Conduit Investors, the Bank Investors, the Administrative Agents and the Agent; and

     (b) to the extent requested by any Conduit Investor, such Conduit Investor shall have received confirmation from each applicable Rating Agency that the execution and delivery of this Amendment will not result in the reduction or withdrawal of the then current ratings of its Commercial Paper.

     SECTION 3. Covenants, Representations and Warranties of the Transferor and the Collection Agent.

     3.1 Upon the effectiveness of this Amendment, each of the Transferor and the Collection Agent hereby reaffirms all covenants, representations and warranties made by it in the TAA and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

     3.2 Each of the Transferor and the Collection Agent hereby represents and warrants that (i) this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Termination Event or Potential Termination Event shall exist under the TAA.

     SECTION 4. Reference to and Effect on the TAA.

     4.1 Upon the effectiveness of this Amendment, each reference in the TAA to "this Agreement," "hereunder," "hereof," "herein," "hereby" or words of like import shall mean and be a reference to the TAA as amended hereby, and each reference to the TAA in any other document, instrument and agreement executed and/or delivered in connection with the TAA shall mean and be a reference to the TAA as amended hereby.

     4.2 Except as specifically amended hereby, the TAA and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

     4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Investor, any Administrative Agent or the Agent under the TAA or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

     SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

     SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile shall also deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

     SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                        NMC FUNDING CORPORATION,
                                        as Transferor


                                        By:  /s/ MARK FAWCETT
                                             -----------------------------------
                                             Name: Mark Fawcett
                                             Title: Treasurer

                                        NATIONAL MEDICAL CARE, INC., as
                                        Collection Agent


                                        By:  /s/ MARK FAWCETT
                                             -----------------------------------
                                             Name: Mark Fawcett
                                             Title: Treasurer


                                 Signature Page
                  Amendment No. 1 to Third Amended and Restated
                     Transfer and Administration Agreement

                                        PARADIGM FUNDING LLC,
                                        as a Conduit Investor


                                        By:  /s/ DOUGLAS K. JOHNSON
                                             -----------------------------------
                                             Name: Douglas K. Johnson
                                             Title: President

                                        WESTLB AG, NEW YORK BRANCH, as Agent, an
                                        Administrative Agent and as a Bank
                                        Investor


                                        By:  /s/ MATTHEW F. TALLO
                                             -----------------------------------
                                             Name: Matthew F. Tallow
                                             Title: Director


                                        By:  /s/ ANNE LANCOMBE
                                             -----------------------------------
                                             Name: Anne Lancombe
                                             Title: Director


                                 Signature Page
                  Amendment No. 1 to Third Amended and Restated
                     Transfer and Administration Agreement

                                        GIRO MULTI-FUNDING CORPORATION,
                                        as a Conduit Investor


                                        By:  /s/ MATTHEW DORR
                                             -----------------------------------
                                             Name: Matthew Dorr
                                             Title: Vice President

                                        BAYERISCHE LANDESBANK, NEW YORK BRANCH,
                                        as an Administrative Agent


                                        By:  /s/ ALEXANDER KOHNERT
                                             -----------------------------------
                                             Name: Alexander Kohnert
                                             Title: Senior Vice President


                                        By:  /s/ LORI-ANN WYNTER
                                             -----------------------------------
                                             Name: Lori-Ann Wynter
                                             Title: Vice President

                                        BAYERISCHE LANDESBANK, CAYMAN ISLANDS
                                        BRANCH,
                                        as a Bank Investor


                                        By:  /s/ JAMES BOYLE
                                             -----------------------------------
                                             Name: James Boyle
                                             Title: Vice President


                                        By:  /s/ LORI-ANN WYNTER
                                             -----------------------------------
                                             Name: Lori-Ann Wynter
                                             Title: Vice President


                                 Signature Page
                  Amendment No. 1 to Third Amended and Restated
                     Transfer and Administration Agreement

                                        ASSET ONE SECURITIZATION, LLC,
                                        as a Conduit Investor


                                        By:  /s/ EVELYN ECHEVARRA
                                             -----------------------------------
                                             Name: Evelyn Echevarria
                                             Title: Vice President

                                        SOCIETE GENERALE, as an Administrative
                                        Agent and as a Bank Investor


                                        By:  /s/ SHARYANNE MCSWAIN
                                             -----------------------------------
                                             Name: Sharyanne McSwain
                                             Title: Director


                                        By:  /s/ DALE OBERST
                                             -----------------------------------
                                             Name: Dale Oberst
                                             Title: Vice President


                                 Signature Page
                  Amendment No. 1 to Third Amended and Restated
                     Transfer and Administration Agreement

                                        LIBERTY STREET FUNDING CORP.,
                                        as a Conduit Investor


                                        By:  /s/ BERNARD J. ANGELO
                                             -----------------------------------
                                             Name: Bernard J. Angelo
                                             Title: Vice President

                                        THE BANK OF NOVA SCOTIA, as an
                                        Administrative Agent and as a Bank
                                        Investor


                                        By:  /s/ WILLIAM R. COLLINS
                                             -----------------------------------
                                             Name: William R. Collins
                                             Title: Managing Director


                                 Signature Page
                  Amendment No. 1 to Third Amended and Restated
                     Transfer and Administration Agreement

                                        LANDESBANK HESSEN-THUERINGEN
                                        GIROZENTRALE, as a Bank Investor


                                        By:  /s/ MARC HEIMEROTH
                                             -----------------------------------
                                             Name: Marc Heimeroth
                                             Title: Associate


                                        By:  /s/ PIA HORLEBEIN
                                             -----------------------------------
                                             Name: Pia Horlebein
                                             Title:


                                 Signature Page
                  Amendment No. 1 to Third Amended and Restated
                     Transfer and Administration Agreement